EXHIBIT 4(g)

                   SECOND AMENDMENT TO LETTER AGREEMENT


     THIS SECOND AMENDMENT TO LETTER AGREEMENT, dated as of September 30, 1995 (this "Amendment"), is between HASTINGS MANUFACTURING COMPANY, a Michigan corporation (the "Company"), and NBD BANK, a Michigan banking corporation, formerly known as NBD Bank, N.A. (the "Bank").

                                 RECITALS

     A. The Company and the Bank are parties to a letter agreement dated May 31, 1994, as amended by a First Amendment to Letter Agreement dated as of May 2, 1995 (as amended, the "Letter Agreement"), pursuant to which the Bank agreed, subject to the terms and conditions thereof, to extend a line of credit to the Company in a maximum principal amount of $8,000,000.

     B. The parties now desire to reduce such line of credit to $4,000,000, and to amend certain terms and provisions of the Letter Agreement as set forth herein.

                                   TERMS

     In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:


ARTICLE I.  AMENDMENTS.  Upon fulfillment of the conditions set forth in
Article III hereof, the Letter Agreement shall be amended as follows:

     1.1 The reference to "$8,000,000 Credit Authorization" in the heading of the Letter Agreement shall be deemed a reference to "$4,000,000 Credit Authorization".

     1.2 A new definition of "Default" shall be added in alphabetical order to Section 1 of the Letter Agreement to read as follows:

               "DEFAULT shall mean any event or condition which might become an Event of Default with notice or lapse of time or both."

     1.3 The definition of "Letter of Credit" in Section 1 of the Letter Agreement shall be amended by deleting the reference to "six months after the date of issuance thereof in the case of commercial letters of credit" and inserting "nine months after the date of issuance thereof in the case of commercial letters of credit" in place thereof.

     1.4 The definition of "Maximum Amount" in Section 1 of the Letter Agreement shall be amended by deleting the reference to "(a) $8,000,000 at any time during the period from and including the date hereof to but excluding May 31, 1995 and (b) $6,000,000 on May 31, 1995 until the Termination Date, as such amounts may be amended from time to time" and inserting "$4,000,000, as such amount may be amended from time to time" in place thereof.

     1.5 The reference to "July 31, 1995" in the definition of "Termination Date" in Section 1 of the Letter Agreement shall be deemed to refer to "May 31, 1996".

     1.6 The reference to "July 31, 1995" in Section 2 of the Letter Agreement shall be deemed to refer to "May 31, 1996".

     1.7 The penultimate sentence in Section 2 of the Letter Agreement shall be deleted and the following sentence shall be added in place thereof: "All Negotiated Rate Loans shall be in the minimum amount of $500,000 and in integral multiples of $100,000, and all Floating Rate Loans shall be in the minimum amount of $50,000 and in integral multiples thereof.

     1.8 Section 4 of the Letter Agreement entitled "Compensating Balances" shall be deemed deleted in its entirety and a new Section 4 entitled "Commitment Fee" shall be added in place thereof as follows:

               "4. COMMITMENT FEE. The Company agrees to pay to the Bank a commitment fee on the daily average unused amount of the Maximum Amount for the period from September 30, 1995 to but excluding the Termination Date, at a rate equal to one-quarter of one percent (1/4 of I%) per annum. Accrued commitment fees shall be payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing on the first such Business Day occurring after the date of this Amendment, and on the Termination Date."

     1.9 Section 10(a) of the Letter Agreement shall be deemed deleted in its entirety and replaced with the following language:

               "(a) WORKING CAPITAL. Permit or suffer the consolidated Working Capital of the Company and its Subsidiaries to be less than $11,000,000 at any time."

     1.10 Section 10(b) of the Letter Agreement shall be deemed deleted in its entirety and replaced with the following language:

               "(b)  TANGIBLE NET WORTH.  Permit or suffer the
          consolidated Tangible Net Worth of the Company and its
          Subsidiaries to be less than the sum of (i) $18,500,000 at any time plus (ii) beginning January 1, 1996, an amount
          equal to 50% of consolidated Cumulative Net Income of the Company and its Subsidiaries."
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     1.11 The reference to "1.85 to l.00" in Section 10(c) of the Letter
Agreement shall be deemed to refer to "1.40 to 1.00".

     1.12 The reference is Section 10(h) of the Letter Agreement to "do not exceed fifty percent (50%) of the consolidated Cumulative Net Income of the Company and its Subsidiaries, beginning January 1, 1994" shall be deemed deleted and replaced with the following language:

               "do not exceed the sum of (i) $2,500,000 at any time plus (ii) beginning January 1, 1996, fifty percent
          (50%) of the consolidated Cumulative Net Income of the Company and its Subsidiaries."

     1.13 A new Section 10(k) shall be added to the Letter Agreement to read as follows:

               "(k) NEGATIVE PLEDGE LIMITATION. Enter into any agreement with any person other than the Bank pursuant hereto which prohibits or limits the ability of the Company or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired.

     1.14 Exhibit A to the Letter Agreement is hereby deleted in its entirety and Exhibit A attached hereto is hereby substituted in place of Exhibit A thereof.


ARTICLE II. REPRESENTATIONS. The Company represents and warrants to the Bank that:

     2.1 The execution, delivery and performance of this Amendment are within its powers, have been duly authorized and are not in contravention with any law, of the terms of its Articles of Incorporation or By-laws, or any material undertaking to which it is a party or by which it is bound.

     2.2 This Amendment is the legal, valid and binding obligations of the Company enforceable against it in accordance with the respective terms hereof.

     2.3 After giving effect to the amendments herein contained, the representations and warranties contained in Section 11 of the Letter Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof, PROVIDED, THAT, the representations and warranties contained in Section 11(f) of the Letter Agreement shall be deemed to have been made with respect to the financial statements most recently delivered pursuant to Section 9(d) of the Letter Agreement.

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     2.4  No Event of Default or event or condition which, with notice or lapse of time or both could become such an Event of Default exists or has occurred and is continuing on the date hereof.

ARTICLE III. CONDITIONS OF EFFECTIVENESS. This Amendment shall not become effective until each of the following has been satisfied:

     3.1 Copies of resolutions adopted by the Board of Directors of the Company, certified by an officer of the Company, as being true and correct and in full force and effect without amendment as of the date hereof, authorizing the Company to enter into this Amendment and any other documents or agreements executed pursuant hereto, if any, shall have been delivered to the Bank.

     3.2  This Amendment shall be signed by the Company and the Bank.

     3.3 The Company shall deliver a duly executed copy of a new promissory note in the principal amount of $4,000,000 in the form of Exhibit A attached hereto.


ARTICLE IV.  MISCELLANEOUS.

     4.1 References in the Letter Agreement to "this Agreement" and references in any note, certificate, instrument or other document to the "Letter Agreement" or "Authorization Agreement" shall be deemed to be references to the Letter Agreement as amended hereby and as further amended from time to time.

     4.2 The Company agrees to pay and to save the Bank harmless for the payment of all costs and expenses arising in connection with this Amendment, including the reasonable fees of counsel to the Bank in connection with preparing this Amendment and the related documents.

     4.3 The Company acknowledges and agrees that the Bank has fully performed all of its obligations under all documents executed in connection with the Letter Agreement and all actions taken by the Bank is reasonable and appropriate under the circumstances and within its rights under the Letter Agreement and all other documents executed in connection therewith and otherwise available. The Company represents and warrants that it is not aware of any claims or causes of action against the Bank, or any of its successors or assigns. Notwithstanding this representation and as further consideration for the agreements and understandings herein, the Company and its heirs, successors and assigns, hereby release the Bank and its heirs, successors and assigns from any liability, claim, right or cause of action which now exists or hereafter arises, whether known or unknown, arising from or in any way related to facts in existence as of the date hereof to any agreements or transactions between the Bank and the Company or to any acts or omissions of the Bank in connection therewith or otherwise.


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     4.4  Except as expressly amended hereby, the Company agrees that the
Letter Agreement, the promissory note and all other documents and agreements executed by the Company in connection with the Letter Agreement in favor of the Bank are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim or defense with respect to any of the foregoing. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Letter Agreement.

     4.5 This Amendment shall be governed by and construed in accordance with the laws of the State of Michigan.

     4.6 This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of the date first above written.


                                   HASTINGS MANUFACTURING COMPANY


                                   /s/ TOM BELLGRAPH
                                   Tom Bellgraph

                                      Its Treasurer


                                   NBD BANK


                                   /s/ THOMAS A. GAMM
                                   Thomas A. Gamm

                                      Its Second Vice President















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